UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2014

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

2014 Equity Awards

On January 21, 2014, the Management Stock Option Committee, a subcommittee of the Compensation Committee (the “Committee”) of the Board of Directors of Incyte Corporation (the “Company”), approved equity-based incentive awards for the Company’s executive officers under the Company’s 2010 Stock Incentive Plan (the “Plan”).  Each of the Company’s executive officers was granted options to purchase shares of the Company’s common stock (“Common Stock”) and a performance share award.  For each executive officer, the value as of the grant date of the options was equal to 75%, and the value of the shares underlying the performance share award was equal to 25%, of the aggregate value of such options and shares, in each case as determined under generally accepted accounting principles consistent with the valuation of the Company’s equity incentives.

The following table sets forth information with respect to the options granted and performance shares awarded to the Company’s Chief Executive Officer and continuing named executive officers under the Plan.

Name and Title	Number of Option Shares	Target Number of Performance Shares

Hervé Hoppenot President and Chief Executive Officer	124,148	17,428
David C. Hastings Executive Vice President and Chief Financial Officer	24,829	3,485
James M. Daly Executive Vice President and Chief Commercial Officer	35,324	4,958
Richard S. Levy Executive Vice President, Chief Drug Development and Medical Officer	35,865	5,034
Paula J. Swain Executive Vice President, Human Resources	24,829	3,485

The options will have an exercise price per share of $64.55, the closing price of the Common Stock on January 21, 2014.  The options become exercisable as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment.

Each performance share award will convert into actual shares of Common Stock based on the Company’s attainment of pre-established performance goals measured over a three-year performance period ending December 31, 2016 and the individual’s continued service with the Company during the performance period.

The actual number of shares of Common Stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 125% based on the actual level at which the applicable performance goals are achieved, as certified by the Committee.  The performance goals include clinical milestones, weighted at 50%, and revenue milestones, weighted at 50%.  There are three clinical milestones relating to the Company’s JAK inhibitor ruxolitinib: (1) obtain U.S. approval in hydroxyurea refractory or intolerant polycythemia vera (PV), (2) obtain supplementary FDA approval of a symptomatic benefit claim in PV, and (3) meet the protocol defined primary survival endpoint in a Phase III second-line pancreatic cancer clinical trial.  Achievement of all three clinical milestones will result in the maximum percentage multiplier of 125%, achievement of two clinical milestones will result in the target percentage multiplier of 100%, and achievement of one clinical milestone will result in the threshold percentage multiplier of 75%. The multiplier will be 0% if no clinical milestones are achieved.  The revenue milestones are based on cumulative net product sales over the three-year performance period ending December 31, 2016 and achievement of maximum, target and threshold levels will result in percentage multipliers of 125%, 100% and 75%, respectively, with achievement below the threshold level resulting in a percentage multiplier of 0%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2014

INCYTE CORPORATION

	By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel